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                                                                 EXHIBIT 4.6


                   The Bank of New York, not in its individual
                      capacity but solely as Trustee of NRG
                        ENERGY PASS-THROUGH TRUST 2000-1
                               (a New York trust)
                                  $250,000,000
    8.70% Remarketable or Redeemable Securities ("ROARS") Due March 15, 2005

                               PURCHASE AGREEMENT

                                                            March 14, 2000


Banc of America Securities LLC
ABN AMRO Incorporated
Deutsche Bank Securities Inc.
c/o Banc of America Securities LLC, as Representative 100 North Tryon Street Charlotte, NC 28255

Ladies and Gentlemen:

         The Bank of New York, as Trustee (the "Trustee") of the NRG Energy Pass-Through Asset Trust 2000-1 (the "Trust"), a trust organized under the laws of the State of New York, confirms its agreement with Banc of America Securities LLC, ABN AMRO Incorporated and Deutsche Bank Securities Inc. (the "Initial Purchasers"), acting severally and not jointly, to issue and sell to the Initial Purchasers, for whom Banc of America Securities LLC is acting as representative (the "Representative"), $250,000,000 aggregate principal amount of 8.70% Remarketable or Redeemable Securities ("ROARS") Due March 15, 2005 (collectively, the "Certificates"), each such Certificate representing a fractional undivided beneficial interest in the assets of the Trust. NRG Energy, Inc., a company incorporated under the laws of the State of Delaware (the "Company"), confirms its agreement with the Trustee with respect to the issue and sale by the Company and the purchase by the Trust, on the terms set forth herein, of (pound)160,000,000 aggregate principal amount of 7.97% Reset Senior Notes Due March 15, 2020, which are referred to herein as the "Senior Notes" and which, together with the Certificates, are referred to herein as the "Securities." Prior to the purchase of the Senior Notes by the Trustee, Bank of America, N.A. ("BofA") is expected to enter into an ISDA Master Agreement dated as of March 20, 2000 with the Trustee, as supplemented and amended by the Schedule thereto (as so supplemented and amended, the "Master Agreement") and a Confirmation dated March 20, 2000 between the Trustee and BofA (the "Swap Counterparty") under the Master Agreement providing for a (pound) Sterling to US Dollar swap (the "Currency Swap"). Concurrently, the Trustee shall also enter into a Confirmation dated March 20, 2000 with BofA (the "Callholder") under the Master Agreement providing a call option to the Callholder (the "Trust Call Option").


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         The Certificates will be offered and sold to the Initial Purchasers, and the Senior Notes will be sold to the Trust, in each case without registration under the United States Securities Act of 1933, as amended (the "Act"), in reliance upon an exemption from the registration requirements of the Act. In connection with the offering and resale of the Certificates, the Company has prepared a preliminary offering circular, subject to completion, dated March 9, 2000, including the documents incorporated therein by reference (the "Preliminary Offering Circular"), and a final offering circular dated the date hereof, including the documents incorporated therein by reference as of the date hereof (the "Offering Circular"), each setting forth or incorporating by reference certain information concerning, among other things, the Trust, the Company, the Swap Counterparty, the Currency Swap, the Certificates and the Senior Notes. The Company hereby confirms that it has authorized the use of the Preliminary Offering Circular and the Offering Circular in connection with the offer and sale of the Certificates. Unless stated to the contrary, all references herein to the Offering Circular are to the Offering Circular as of the date hereof and are not meant to include any amendment or supplement thereto subsequent to the date hereof. All references herein to amendments or supplements to the Offering Circular shall be deemed to mean and include the filing of any document by the Company with the United States Securities and Exchange Commission (the "Commission") pursuant to Section 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the termination of the offering of the Certificates.

         The Trust and the Company understand that the Initial Purchasers propose to offer and resell the Certificates only on the terms and in the manner set forth in the Offering Circular and Section 3 hereof, as soon as the Representative deems advisable after this Agreement has been executed and delivered, only to persons in the United States whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" ("QIBs") as defined in Rule 144A under the Act ("Rule 144A") in transactions under Rule 144A or in offshore transactions complying with Regulation S under the Act ("Regulation S").

         When used herein in reference to the Trust or the Trustee, the term "Operative Documents" shall refer collectively to (1) this Agreement, (2) the Certificates, (3) the Trust Call Option, (4) the Currency Swap and (5) the Trust Agreement, dated as of March 20, 2000 (the "Trust Agreement"), between the Company and The Bank of New York, as trustee (the "Trustee"). When used herein in reference to the Company, the term "Operative Documents" shall refer to (1) this Agreement, (2) the Senior Notes, (3) the Indenture, dated as of March 20, 2000 (the "Indenture"), between the Company and The Bank of New York, as indenture trustee (the "Indenture Trustee"), (4) the Trust Agreement, (5) the Remarketing Agreement, dated as of March 20, 2000 (the "Remarketing Agreement"), between the Company and Banc of America Securities LLC, as remarketing agent,
(6) an ISDA Master Agreement, dated as of March 20, 2000, between the Company and Bank of America, N.A., as supplemented and amended by the Schedule thereto, dated as of March 20, 2000 (as so supplemented and amended, the "NRG Master Agreement"), (7) a Confirmation, dated March 20, 2000, between BofA (the "Contingent Swap Counterparty") and the Company under the NRG Master Agreement providing for a contingent pound Sterling to US Dollar swap (the "Contingent Swap") and (8) a Confirmation, dated March 20, 2000, between Bank of America, N.A. (the

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"Contingent Seller") and the Company under the NRG Master Agreement providing a contingent call option to the Company (the "Contingent Call Option").

         1. The Company represents and warrants to, and agrees with, the Initial Purchasers that:

         (1) The Preliminary Offering Circular and the Offering Circular have been prepared in connection with the offering of the Certificates. Any reference to the Preliminary Offering Circular or the Offering Circular shall be deemed to refer to any Additional Issuer Information (as defined in Section 5(h) hereof) furnished by the Company or the Trust prior to the completion of the distribution of the Certificates. The Preliminary Offering Circular, as of its date, did not, and the Offering Circular, as of the date of this Agreement, does not, and at the Time of Purchase (as defined in Section 4 hereof) the Offering Circular will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no warranty or representation to any of the Initial Purchasers with respect to (i) any statements or omissions made therein in reliance upon and in conformity with the Initial Purchaser Information (as defined in Section 7(e) hereof) or (ii) any information with respect to DTC, The Euroclear System ("Euroclear") or Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") or their respective systems or procedures as set forth in the Offering Circular or the Preliminary Offering Circular under "Description of the Certificates - Book-Entry Issuance" and "Description of the Certificates - Exchange of Global Certificate for Definitive Certificates";

         (2) Each of the Preliminary Offering Circular and the Offering Circular, as of its respective date, contains or incorporates all of the information that, if requested by a prospective purchaser of the Certificates, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act;

         (3) The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware with the power and authority to own property and to conduct its business as described in the Offering Circular, to issue and sell the Senior Notes and to enter into and perform its obligations under the other Operative Documents, to which it is a party; the Company is duly qualified to transact business as a foreign corporation and is in good standing in any other jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify or be in good standing is not reasonably likely to have a material adverse effect on the Company;

         (4) Under current law and assuming full compliance with the terms of the Indenture and the Trust Agreement, the Trust will be classified for United States federal income tax


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                  purposes as a grantor trust and not as an association or a publicly traded partnership taxable as a corporation;

         (5) This Agreement has been duly authorized, executed and delivered by the Company;

         (6) The performance of the obligations of the Company under the Operative Documents to which it is a party, has been duly authorized by the Company and, at the Time of Purchase, each of such Operative Documents, will have been duly executed and delivered by the Company, and assuming due authorization, execution, issue, authentication and delivery by the other parties thereto, the same will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as may be limited by (1) bankruptcy, insolvency, reorganization, receivership, liquidation, fraudulent conveyance and transfer, moratorium or other similar laws affecting creditors' rights generally or (2) general principles of equity (considered in a proceeding in equity or at law) (number 1 and 2, collectively, the "Enforceability Exceptions"), and except that rights to indemnity under this Agreement may be limited;

         (7) The issuance and delivery of the Senior Notes have been duly authorized by the Company and, at the Time of Purchase, the Senior Notes will have been duly executed by the Company and, when authenticated by the Indenture Trustee in the manner provided for in the Indenture and delivered against payment therefor, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by the Enforceability Exceptions, and will be entitled to the benefits of the Indenture;

         (8) The issue and sale of the Senior Notes by the Company, the execution, delivery and performance by the Company of the other Operative Documents to which it is a party and the consummation by the Company of the transactions contemplated herein and therein and compliance by the Company with its respective obligations hereunder and thereunder does not and will not result in any violation of the certificate of incorporation or bylaws of the Company and does not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of its properties may be subject (except for conflicts, breaches or defaults which would not, individually or in the aggregate, be reasonably likely to be materially adverse to the Company or materially adverse to the transactions contemplated by this Agreement) or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any of its respective properties (except for conflicts, breaches or defaults which would not, individually or


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                  in the aggregate, be reasonably likely to be materially
                  adverse to the Company or materially adverse to the transactions contemplated by this Agreement);

         (9) The issue and sale of the Certificates by the Trust and the performance of the obligations of the Trust under the Operative Documents to which it or the Trustee is a party have been duly authorized by the terms of the Trust Agreement and upon due execution, issue and delivery and payment therefor in accordance with the terms hereof, the Certificates will constitute valid and undivided beneficial interests in the Trust and will be entitled to the benefits of the Trust Agreement;

         (10) No authorization, approval, consent or order of any court or governmental authority or agency of the United States is necessary in connection with the issuance and sale of the Senior Notes or the transactions contemplated by the Operative Documents to which the Company is a party, except such as may be required under state securities or "blue sky" laws;

         (11) Neither the Company nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has directly or through any agent (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) which is or will be integrated with the sale of the Senior Notes or the sale of the Certificates in a manner that would require the registration under the Securities Act of any of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D under the Securities Act) in connection with the offering of the Securities, or acted in any manner involving a public offering of any of the Securities within the meaning of
                  Section 4(2) of the Securities Act;

         (12) The Certificates are eligible for resale pursuant to Rule 144A and none of the Securities will be, at the Time of Purchase, of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as securities of the Company listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted on a U.S. automated inter-dealer quotation system;

         (13) Assuming the accuracy of each of the Initial Purchasers' representations contained herein, and the Initial Purchasers' compliance with their agreements hereunder, the offer, sale and delivery of the Certificates to the Initial Purchasers and the initial resales of the Certificates by the Initial Purchasers, each in the manner contemplated by this Agreement, do not require registration of the Certificates under the Securities Act or qualification of the Trust Agreement under the United States Trust Indenture Act of 1939, as amended (the "TIA");

         (14) The documents incorporated by reference in the Preliminary Offering Circular and the Offering Circular, when they were filed with the Commission pursuant to the

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                  Exchange Act by the Company (or, if any amendment with
                  respect to any such document was filed, when such amendment was filed), complied in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the Commission thereunder, and any documents deemed to be incorporated by reference in the Offering Circular, when they are filed with the Commission pursuant to the Exchange Act by the Company, will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the Commission thereunder;

         (15) The consolidated financial statements of the Company and its consolidated subsidiaries, together with the notes thereto, incorporated by reference in the Preliminary Offering Circular and the Offering Circular present fairly the financial position of the Company and its consolidated subsidiaries at the dates or for the periods indicated; said consolidated financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information incorporated by reference in the Preliminary Offering Circular and the Offering Circular present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Preliminary Offering Circular and the Offering Circular.

         (16) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Circular, will not be an "investment company" required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         (17) Each of the Operative Documents, including the Securities, will conform in all material respects to all statements relating thereto contained in the Offering Circular.

         1A. The Trustee represents and warrants to, and agrees with, the Company and the Initial Purchasers that:

         (18) The execution and delivery of the Operative Documents to be executed by the Trustee and the performance of its obligations thereunder have been duly authorized pursuant to the Trust Agreement and each of such Operative Documents has been duly authorized pursuant to the Trust Agreement and, at the Time of Purchase, will be duly executed and delivered by the Trustee on behalf of the Trust;

         (19) The Operative Documents, when executed and delivered by the Trustee and assuming due authorization, execution and delivery by the other parties thereto, will constitute valid and legally binding obligations of the Trustee enforceable against the Trustee in accordance with their respective terms, except as may be limited by the

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                  Enforceability Exceptions and except that certain of such
                  obligations may be enforceable solely against the Trust Assets (as defined in the Trust Agreement);

         (20) The execution, delivery or performance by the Trustee of the applicable Operative Documents to which it is a party do not require any consent, approval or authorization of, or any registration or filing with, any New York or United States federal court or governmental agency or body having jurisdiction over the trust powers of the Trustee;

         (21) The Trust is not a party to any documents or instruments other than the Operative Documents and the execution and delivery by the Trustee and the performance by the Trustee of the obligations assumed under, and the terms of, the Operative Documents will not infringe or constitute a default under any laws or regulations of any governmental or regulatory body having jurisdiction over the trust powers of the Trustee.

         2. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions herein set forth, (a) the Trust agrees to (i) issue and sell to the Initial Purchasers, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Trust, the principal amount of Certificates set forth opposite such Initial Purchaser's name on Schedule I hereto, at a purchase price of 99.891% of such principal amount , (ii) purchase the Senior Notes from the Company at the purchase price set forth in clause (b) below, (iii) issue and sell to the Callholder the Trust Call Option in accordance with the terms thereof at a purchase price of (pound)15,440,000 (the "Call Price") and (iv) enter into the Currency Swap with the Swap Counterparty and (b) the Company agrees to issue the Senior Notes and sell the Senior Notes to the Trust at a purchase price of (pound)157,696,343.

         3. With respect to the initial offer and resale of the Certificates by the Initial Purchasers and the placement with the Trust of the Senior Notes, each Initial Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Company that:

         (1) It is a QIB within the meaning of Rule 144A and an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act and is purchasing the Certificates pursuant to Section 4(2) of the Securities Act;

         (2) It has not offered or sold, and will not offer or sell, any of the Certificates except (i) to persons inside the United States whom it reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only if such Initial Purchaser reasonably believes that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A or (ii) subject to the proviso in clause (i) of Section 3(d) hereof, to persons other than "U.S. Persons" (within the meaning of Regulation S) outside the United States in reliance upon Regulation S;


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



         (3) Neither it nor any of its United States affiliates nor any person acting on its or their behalf has made or will make offers or sales of the Certificates or the Senior Notes in the United States by means of any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D under the Securities Act) or in any manner involving a public offering (within the meaning of Section 4(2) of the Securities Act) in the United States;

         (4) With respect to offers and sales of Certificates outside the United States in reliance on Regulation S, (i) it will sell Certificates only in accordance with Regulation S and has not offered or sold, and will not offer or sell, Certificates within the United States or to, or for the account or benefit of, U.S. Persons (A) as part of its distribution at any time or (B) otherwise until 40 days after the later of the date of the commencement of the offering of the Certificates to the public and the Time of Purchase (the "Distribution Compliance Period"), except in either case in reliance on Rule 144A; (ii) neither it nor any of its affiliates or any persons acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) and (iii) it will send or have sent, at or prior to confirmation of a sale of Certificates (other than in reliance on Rule 144A), to each distributor, dealer or other person receiving a selling concession, fee or other remuneration to which it sells Certificates during the Distribution Compliance Period a confirmation or other notice setting forth the restrictions on offers and sales of Certificates within the United States or to, or for the account or benefit of, U.S. Persons (terms used in this paragraph have the meanings ascribed to them in Regulation S);

         (5) It will comply with all applicable laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers Certificates or Senior Notes or has in its possession or distributes or causes or permits to be distributed the Offering Circular or any other offering material relating to the offering of the Certificates.

         4. The Certificates to be purchased by the Initial Purchasers hereunder will be issued by the Trust in definitive, fully registered book-entry form and represented by two global securities, which initially will be registered in the name of Cede & Co., as nominee of, and deposited with the Trustee, on behalf of and as custodian for, The Depository Trust Company ("DTC") . The Trust will deliver the Certificates to the Initial Purchasers against payment by or on behalf of the Initial Purchasers of the purchase price therefor by electronic transfer to the order of the Trustee in same- day funds, by causing DTC to credit the Certificates to the account of the Initial Purchasers at DTC. The Company will cause the global securities representing the Certificates to be made available to the Representative for checking at least twenty-four hours prior to the Time of Delivery at the office of DTC or its designated custodian (the "Designated Office"). The Trust shall deliver the Trust Call Option to the Callholder upon receipt of the Call Price. The time and date of such delivery and payment shall be 10:00 a.m., New York City time, on March 20, 2000 or such other time and date as

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

the Representative, the Trust and the Company may agree upon in writing. Such time and date are herein called the "Time of Purchase."

         The Senior Notes to be purchased by the Trustee hereunder will be represented by a definitive Note registered in the name of the Trustee. The Company will deliver such Note to the Trustee against payment by electronic transfer in same-day funds of the purchase price therefor. The Company will cause the definitive Note representing the Senior Notes to be made available to the Representative for checking at least twenty-four hours prior to the Time of Delivery.

         The documents to be delivered at the Time of Purchase by or on behalf of the parties hereto pursuant to Section 6 hereof, including the Certificates and the Senior Notes and the cross-receipts for the Certificates and the Senior Notes and any additional documents requested by the Initial Purchasers pursuant to Section 6(a) hereof, will be delivered at such time and date at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 (the "Closing Location"). The Certificates will be delivered at the Designated Office at the Time of Purchase.

         5. The Company (and, if so specified, the Trustee), agrees with each of the Initial Purchasers:

         (1) At any time prior to completion of the initial resales of the Certificates by the Initial Purchasers to purchasers, before amending or supplementing the Offering Circulars, to advise the Representative thereof and to furnish the Representative a copy of such proposed amendment or supplement;

         (2) To use its best efforts to qualify the Certificates for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Initial Purchasers may designate within six months after the date hereof and to pay, or to reimburse the Initial Purchasers and their counsel for, reasonable filing fees and expenses in connection therewith in an amount not exceeding $3,500 in the aggregate (including filing fees and expenses paid and incurred prior to the date hereof); provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process or to file annual reports or to comply with any other requirements deemed by the Company to be unduly burdensome;


         (3) To pay, except as otherwise expressly provided herein, all expenses incidental to the performance of its obligations and the obligations of the Trust under this Agreement, including
                  (i) the preparation of the Preliminary Offering Circular and the Offering Circular (and any amendments or supplements thereto), (ii) the issuance and delivery of the Securities,
                  (iii) the fees and disbursements of the Company's counsel and accountants, and the fees of any paying agent, (iv) the fees and expenses in connection with the ratings of the Securities by securities rating organizations, (v) the printing and delivery of copies of the Preliminary Offering Circular and the Offering

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


                  Circular (and any amendments or supplements thereto), (vi) the fees and expenses in connection with the listing of the Senior Notes on the Luxembourg Stock Exchange including the application therefor and (vii) the Company's costs and expenses for travel, lodging and incidental expenses relating to investor presentations on any "road show" undertaken in connection with the marketing of the Certificates. It is understood that, except as provided in this Section 5(c), and in Section 5(b), Section 5(d) and Section 7 hereof, the Initial Purchasers will pay all of their costs and expenses (including the fees and disbursements of their counsel, Skadden, Arps, Slate, Meagher & Flom LLP), transfer taxes payable on resale of any of the Certificates by them, and any advertising expenses connected with any offers they may make;

         (4) If the Initial Purchasers shall not take up and pay for the Certificates due to the failure of the Company to comply with any of the conditions specified in Section 6 hereof, or, if this Agreement shall be terminated in accordance with the provisions of Section 8 or 9 hereof, to pay the fees and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Initial Purchasers, and, if the Initial Purchasers shall not take up and pay for the Certificates due to the failure of the Company to comply with any of the conditions specified in Section 6 hereof, to reimburse the Initial Purchasers for their reasonable out-of-pocket expenses, in an aggregate amount not exceeding a total of $10,000, incurred in connection with the financing contemplated by this Agreement;

         (5) During the period from the date hereof and continuing to and including the earlier of (i) the date on which the distribution of the Certificates ceases, as determined by the Initial Purchasers in their sole discretion, or the Time of Purchase, whichever is later, and (ii) the date which is 30 days after the Time of Purchase, not to offer, sell, contract to sell or otherwise dispose of any senior debt securities of the Company (other than the Senior Notes) or any substantially similar debt securities of the Company without the consent of the Representative;

         (6) To prepare the Offering Circular in a form approved by the Representative and to furnish to the Initial Purchasers, without charge, as many copies of the Offering Circular and any supplements and amendments thereto as the Initial Purchasers may reasonably request;

         (7) At any time prior to completion of the initial resales of the Certificates by the Initial Purchasers to purchasers, if any event shall have occurred as a result of which it is necessary to amend or supplement the Offering Circular in order to make the statements therein, in the light of the circumstances existing when the Offering Circular is delivered to a purchaser, not misleading, forthwith to prepare and deliver, at its own expense, such amendment or supplement as may be necessary to make the

                  Offering Circular not misleading and to furnish the Initial Purchasers with such number of copies as the Initial Purchasers may reasonably request;

         (8) So long as the Certificates are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, (i) to furnish to holders of Certificates and prospective purchasers of Certificates designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act ("Additional Issuer Information"), unless such Additional Issuer Information is contained, at the time of such request, in documents filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

         (9) Not to distribute, prior to the later to occur of the Time of Purchase and completion of the initial resales of the Certificates, any offering material in connection with the offering and sale of the Certificates other than the Preliminary Offering Circular and the Offering Circular and any amendments or supplements thereto contemplated hereby;

         (10) To use their reasonable best efforts to permit the Certificates to be eligible for clearance and settlement through DTC;

         (11) Not to, and to ensure that none of its Affiliates directly or through any agent, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

         (12) To refrain, and cause its Affiliates to refrain, from selling, offering for sale or soliciting offers to buy or otherwise negotiating in respect of any security (as defined in the Securities Act) in a transaction that could be integrated with the sale of the Certificates or the sale of the Senior Notes in a manner that would require the registration under the Securities Act of any of the Securities;

         (13) To not, and not permit any of its Affiliates to, purchase, agree to purchase or otherwise acquire any of the Certificates which constitute "restricted securities" under Rule 144 under the Securities Act under circumstances that would require the registration of any of the Securities under the Securities Act;

         (14) With respect to those Certificates sold in reliance on Regulation S, (i) not to, and to ensure that none of its Affiliates or any person acting on behalf of the Company or its Affiliates (other than the Initial Purchasers), engage in any directed selling efforts within the meaning of Regulation S and (ii) to, and to ensure that each of its Affiliates or any person acting on behalf of the Company or its Affiliates (other than the Initial Purchasers), comply with the offering restrictions requirement of Regulation S;

         (15) To use the net proceeds received from the sale of the Certificates pursuant to this Agreement in the manner specified under "Use of Proceeds" in the Offering Circular;

         (16) The Trust agrees with the Initial Purchasers that the Trustee shall promptly furnish to the Company any Additional Issuer Information with respect to the Trustee required by the Company to comply with their agreement contained in Section 5(h) hereof.

         6. The obligations of the Initial Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements hereunder of the Trust, the Trustee and the Company are, at and as of the Time of Purchase, true and correct, the condition that the Trust, the Trustee and the Company shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

         (1) That all legal proceedings to be taken and all legal opinions to be rendered in connection with the issuance and sale of the Certificates and the other transactions contemplated hereby shall be satisfactory in form and substance to the Initial Purchasers and Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Initial Purchasers, and the Company and the Trust shall have furnished such counsel all documents and information that it may reasonably request to enable it to pass upon such matters;

         (2) That, at the Time of Purchase, the Initial Purchasers shall be furnished with the following opinions, dated the day of the Time of Purchase, with such changes therein as may be agreed upon by the Company and the Initial Purchasers with the approval of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Initial Purchasers:

                  (1) Opinion of Gibson, Dunn & Crutcher LLP, counsel to the Company, substantially in the form attached hereto as Exhibit A;

                  (2) Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Initial Purchasers, substantially in the form attached hereto as Exhibit B; and

                  (3) Opinion of Winthrop, Stimson, Putnam & Roberts, counsel to the Trustee, substantially in the form attached hereto has Exhibit D.

         (3) That the Initial Purchasers shall have received a letter from PricewaterhouseCoopers LLP in form and substance satisfactory to the Initial Purchasers and dated the date of the Time of Purchase;

         (4) That no amendment or supplement to the Offering Circular shall contain material information substantially different from that contained in the Offering Circular which is unsatisfactory in substance to the Initial Purchasers or unsatisfactory in form to Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Initial Purchasers;

         (5) That, at the Time of Purchase, there shall not have been any material adverse change in the business, properties or financial condition of the Company from that set forth in the Offering Circular (other than changes set forth in or contemplated by the Offering Circular), and that the Company shall, at the Time of Purchase, have delivered to the Initial Purchasers a certificate of the Company executed by one of its officers to the effect that, (i) to the best of his knowledge, information and belief, there has been no such change, (ii) the warranties and representations contained in this Agreement are true and correct in all material respects with the same force and effect as though expressly made at and as of the Time of Purchase, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to the Time of Purchase;

         (6) That the Initial Purchasers shall have received a certificate of the Swap Counterparty, dated the date of the Time of Purchase, regarding certain matters relating to the Swap Counterparty satisfactory to the Initial Purchasers;

         (7) That the Initial Purchasers shall have received evidence satisfactory to them that Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P"), shall have publicly assigned ratings to the Certificates of at least "Baa3" and of at least "BBB-", respectively;

         (8) The Trustee shall have delivered the Trust Call Option to the Callholder;

         (9) The Callholder shall have delivered the Company Call Option to the Company;

         (10) The Trustee shall have delivered the Currency Swap to the Swap Counterparty; and

         (11) The Company shall have delivered the Contingent Swap to the Swap Counterparty.

         In case any of the conditions specified above in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, this Agreement may be terminated by the Initial Purchasers at any time at or prior to the Time of Purchase upon written notice thereof to the Company. Any such termination shall be without liability of any party to any other party except as otherwise provided in Section 5(b), Section 5(c) and
Section 5(d) hereof and except for any liability under Section 7 hereof.


          7. (a) The Company agrees, to the extent permitted by law, to indemnify and hold harmless each of the Initial Purchasers and each person, if any, who controls any such Initial Purchaser within the meaning of
                  Section 20(a) of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Exchange Act or otherwise, and to reimburse the Initial Purchasers and such controlling person or persons, if any, for any legal or other expenses as incurred by them in connection with defending any action, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular or the Offering Circular, or if the Company shall furnish or cause to be furnished to the Initial Purchasers any amendments or any supplements to the Offering Circular, in the Offering Circular as so amended or supplemented, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission which was made in the Preliminary Offering Circular or the Offering Circular as so amended or supplemented in reliance upon the Initial Purchaser Information expressly for use therein, and except that this indemnity shall not inure to the benefit of either Initial Purchaser (or of any person controlling such Initial Purchaser) on account of any losses, claims, damages, liabilities or actions arising from the sale of the Certificates to any person if a copy of the Offering Circular, as the same may then be supplemented or amended (excluding, however, any documents then incorporated or deemed incorporated therein by reference), was not sent or given by or on behalf of such Initial Purchaser to such person with or prior to the written confirmation of the sale involved and the omission or alleged omission or untrue statement or alleged untrue statement was corrected in the Offering Circular as supplemented or amended at the time of such confirmation and the Offering Circular, as so amended and supplemented, was timely delivered to the Initial Purchasers by the Company. Each Initial Purchaser agrees within ten days after the receipt by it of notice of the commencement of any action in respect to which indemnity from the Company on account of its agreement contained in this Section 7(a) may be sought by it, or by any person controlling it, to notify the Company in writing of the commencement thereof, but the failure of such Initial Purchaser to so notify the Company of any such action shall not release the Company from any liability which it may have to such Initial Purchaser or to such controlling person pursuant hereto or otherwise, unless and to the extent it did not learn of such action otherwise and such failure results in the forfeiture by the Company of substantial rights and defenses. In case any such action shall be brought against either Initial Purchaser or any such person controlling such Initial Purchaser and such Initial Purchaser shall notify the Company of the commencement thereof, as above provided, the Company shall be entitled to participate in (and, to the extent that the Company shall wish, including the selection of counsel (which counsel shall be reasonably satisfactory to the Initial Purchasers), to direct) the defense thereof at their own expense. In case the

                  Company elects to direct such defense and select such counsel ("Company's Counsel") , any of the Initial Purchasers or any controlling person shall have the right to employ its own counsel, but, in any such case, the fees and expenses of such counsel shall be at the expense of such Initial Purchaser or controlling person unless (i) the Company has agreed in writing to pay such fees and expenses or (ii) the named parties to any such action (including any impleaded parties) include both such Initial Purchaser or any controlling person and the Company, and such Initial Purchaser or any controlling person shall have been advised by its counsel that a conflict of interest between the Company and such Initial Purchaser or controlling person may arise (and the Company's Counsel shall have concurred in good faith with such advice) and for this reason it is not desirable for the Company's Counsel to represent both the indemnifying party and the indemnified party (it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for any Initial Purchaser or any controlling person (plus any local counsel retained by such Initial Purchaser or any controlling person in their reasonable judgment), which firm (or firms) shall be designated in writing by such Initial Purchaser or any controlling person).

         (1) Each Initial Purchaser agrees, to the extent permitted by law, to indemnify, hold harmless and reimburse the Company, its directors and its officers, and each person, if any, who controls the Company within the meaning of Section 20(a) of the Exchange Act, to the same extent and upon the same terms as the indemnity agreement of the Company set forth in Section 7(a) hereof, but only with respect to untrue statements or alleged untrue statements or omissions or alleged omissions made in the Preliminary Offering Circular, the Offering Circular, or in the Offering Circular as amended or supplemented, in reliance upon and in conformity with the Initial Purchaser Information furnished in writing to the Company by such Initial Purchaser expressly for use therein. The Company agrees within ten days after the receipt by it or notice of the commencement of any action in respect to which indemnity from either Initial Purchaser on account of its agreement contained in this Section 7(b) may be sought by it, or by a person controlling it, to notify such Initial Purchaser in writing of the commencement thereof, but failure of the Company to so notify such Initial Purchaser of any such action shall not release such Initial Purchaser from any liability which it may have to the Company or to such controlling person pursuant hereto or otherwise, unless and to the extent it did not learn of such action otherwise and such failure results in the forfeiture by the Company of substantial rights and defenses.

         (2) In the event that the indemnity provided in Section 7(a) or 7(b) hereof is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Certificates; provided, however, that in no case shall any Initial Purchaser (except as may be provided in any agreement among initial purchasers relating to the offering of the Certificates) be responsible for any amount in excess of the discount or commission applicable to the Certificates purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7(c), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 7(c).

         (3) No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim.

         (4) Each of the Initial Purchasers confirms that the statements in the Preliminary Offering Circular and the Offering Circular with respect to (i) the delivery of the Certificates set forth in the last paragraph on the cover page, (ii) transactions that stabilize, maintain or otherwise affect the price of the Certificates set forth in the penultimate paragraph under "Plan of Distribution" and (iii) the offer and resale of the Certificates set forth in the third paragraph under the table in "Plan of Distribution" (such statements, collectively, the "Initial Purchaser Information") are correct as to such Initial Purchaser and were furnished in writing to the Company by the Initial Purchasers expressly for use in the Preliminary Offering Circular and the Offering Circular.

         8. If any Initial Purchaser under this Agreement shall fail or refuse (otherwise than for some reason sufficient to justify, in accordance with the terms hereof, the cancellation or termination of its obligations hereunder) to purchase and pay for the principal amount of Certificates which it has agreed to purchase and pay for hereunder, and the aggregate principal amount of Certificates which such defaulting Initial Purchaser agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Certificates, the other Initial Purchasers shall be obligated severally in the proportions which the amount of Certificates set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Certificates set forth opposite the name of such non-defaulting Initial Purchaser, to purchase the Certificates which such defaulting Initial Purchaser agreed but failed or refused to purchase on the terms set forth herein; provided that in no event shall the principal amount of Certificates which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 8 by an amount in excess of one-ninth of such principal amount of Certificates without the written consent of such Initial Purchaser. In the event of any such purchase, (a) the non-defaulting Initial Purchaser or the Company shall have the right to fix as a postponed Time of Purchase a date not exceeding four full business days after the date specified in Section 4 hereof and (b) the new principal amount of Certificates to be purchased by the non-defaulting Initial Purchaser shall be taken as the basis of its underwriting obligation for all purposes of this Agreement. If any Initial Purchaser shall fail or refuse to purchase Certificates and the aggregate principal amount of Certificates with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Certificates then this Agreement shall terminate. In the event of any such termination, the Company shall not be under any liability to any Initial Purchaser (except to the extent, if any, provided in Section 5(b), Section 5(c), Section 5(d) or Section 7 hereof), nor shall any Initial Purchaser (other than an Initial Purchaser who shall have failed or refused to purchase the Certificates it has agreed to purchase and pay for hereunder without some reason sufficient to justify, in accordance with the terms hereof, its cancellation or termination of its obligations hereunder) be under any liability to the Company or the other Initial Purchasers.

         Nothing herein contained shall release a defaulting Initial Purchaser from its liability to the Company or a non-defaulting Initial Purchaser for damages occasioned by its default hereunder.

         9. This Agreement may be terminated at any time prior to the Time of Purchase by the Representative if, after the execution and delivery of this Agreement and prior to the Time of Purchase, in the Representative's reasonable judgment, the Initial Purchasers' ability to market the Certificates shall have been materially adversely affected because:

         (1) trading in securities on the New York Stock Exchange shall have been generally suspended by the Commission or by the New York Stock Exchange, or

         (2) any outbreak or material escalation of hostilities or other calamity or crisis materially adversely affecting the financial markets of the United States of America shall have occurred, or

         (3) a general banking moratorium shall have been declared by federal, New York or Minnesota authorities.

         If the Representative elects to terminate this Agreement, as provided in this Section 9, the Representative will promptly notify the Company by telephone or by telex or facsimile transmission, confirmed in writing. If this Agreement shall not be carried out by any Initial Purchaser for any reason permitted hereunder, or if the sale of the Certificates to the Initial Purchasers as herein contemplated shall not be carried out because the Company is not able to comply with the terms hereof, the Company shall not be under any obligation under this Agreement (except to the extent, if any, provided in Section 5(b), Section 5(c), Section 5(d) or Section 7 hereof) and shall not be liable to any Initial Purchaser or to any member of any selling group for the loss of anticipated profits from the transactions contemplated by this Agreement and the Initial Purchasers shall be under no liability to the Company nor be under any liability under this Agreement or to each other.

         10. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Initial Purchasers shall be delivered or sent by mail, telex or facsimile transmission to the Representative at 100 North Tryon Street, Charlotte, North Carolina 25255, Attention: General Counsel; if to the Company to NRG Energy, Inc., 1221 Nicollet Mall, Minneapolis, Minnesota 55403,
Attention: General Counsel and if to the Trust, to the Trustee at 101 Barclay Street, New York, New York 10286, Attention: Ming J. Shiang. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         11. The agreement herein set forth has been and is made solely for the benefit of the Initial Purchasers, the Trustee, the Company, the controlling persons, if any, referred to in Section 7 hereof, and their respective successors, assigns, executors and administrators, and, except as expressly otherwise provided in Section 8 hereof, no other person shall acquire or have any right under or by virtue of this Agreement.

         12. The obligations of the Company and the Trust hereunder are subject to the Initial Purchasers' performance of their obligations hereunder. The obligations of the Company are subject to the Trust's performance of its obligations hereunder and to the delivery at the Time of Purchase of the Company Call Option to the Company by the Callholder.

         13. This Agreement will be governed and construed in accordance with the laws of the State of New York. The term "successors" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Certificates from either of the Initial Purchasers.

         14. This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

         15. The indemnity and contribution agreements contained in Section 7 hereof, and all covenants, warranties and representations contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any persons, and shall survive the delivery of and payment for the Certificates hereunder.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this letter agreement will become a binding agreement among the Company, the Trust and the Initial Purchasers in accordance with its terms.

                                    Very truly yours,

                                    NRG Energy, Inc.


                                    By:   /s/ Brian B. Bird
                                       -----------------------------------------
                                       Name: Brian B. Bird
                                       Title:   Vice President and Treasurer


                                    NRG Energy Pass-Through Trust 2000-1

                                    By: The Bank of New  York,  not in its
                                    individual capacity but solely as Trustee


                                    By:   /s/ Ming J. Shiang
                                       -----------------------------------------
                                       Name: Ming J. Shiang
                                       Title:   Vice President


Accepted as of the date hereof:

Banc of America Securities LLC
ABN AMRO Incorporated
Deutsche Bank Securities Inc.

By:  Banc of America Securities LLC,
         as Representative


By:  /s/ David J. Walker
   ---------------------------------
        Name: David J. Walker
        Title:   Vice President

                                   SCHEDULE I


                                                                     Principal Amount
                                                                   of Certificates to
Initial Purchaser                                                     be Purchased
-----------------                                                  -------------------
Banc of America Securities LLC ........................................$200,000,000

ABN AMRO Incorporated...................................................$25,000,000

Deutsche Bank Securities Inc............................................$25,000,000
                                                                        -----------

Total..................................................................$250,000,000
                                                                       ============